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CONSENT OF INDEPENDENT ACCOUNTANTS                              EXHIBIT 99.B11


To the Board of Directors of
Strong Common Stock Fund, Inc.

We consent to the incorporation by reference in Post-Effective Amendment No. 9 to the Registration Statement of Strong Common Stock Fund, Inc. on Form N-1A of our reports dated February 5, 1996 on our audits of the financial statements and financial highlights of Strong Growth Fund (a series of Strong Equity Funds, Inc.), Strong Discovery Fund, Inc., Strong Opportunity Fund, Inc. and Strong Common Stock Fund, Inc., which reports are included in the Annual Report to Shareholders for the year ended December 31, 1995, which is also incorporated by reference in the Registration Statement. We also consent to the reference to our Firm under the caption "Independent Accountants" in the Statement of Additional Information.


                                        /s/ Coopers & Lybrand L.L.P.

                                        COOPERS & LYBRAND L.L.P.


Milwaukee, Wisconsin
October 28, 1996